UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2004

POINTE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	0-24433	65-0451402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21845 Powerline Road, Boca Raton, FL 33433

(Address of Principal Executive Office) (Zip Code)

(561) 368-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure

Pointe Financial Corporation (the “Company”) held its 2004 Annual Meeting of Shareholders on April 29, 2004.  At the Annual Meeting, Directors James L. Horan and Clarita Kassin were re-elected to the Board, each for a three year term, and shareholders ratified the appointment of Hacker, Johnson & Smith PA as independent auditors of the Company for the fiscal year ending December 31, 2004.  Shareholders voted against a proposal to amend the 1998 Pointe Financial Corporation Incentive Compensation and Stock Award Plan, and voted against an item of new business to amend the Company bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POINTE FINANCIAL CORPORATION

Date: April 30, 2004	By:	/s/ BRADLEY R. MEREDITH
Bradley R. Meredith Chief Financial Officer (Principal Financial and Accounting Officer)

3